10(a) Consent of Sutherland Asbill & Brennan LLP



Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, NW
Washington, DC  20004-2415


                               April 18, 2001

VIA EDGAR
---------
Board of Directors
Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA  19380-1478

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 31 to the Registration Statement on Form N-4 for the Separate Account B (File No. 33-23351). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                Very truly yours,

                                                SUTHERLAND ASBILL & BRENNAN LLP



                                                By  /s/ Stephen E. Roth
                                                    -------------------
                                                    Stephen E. Roth